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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant

Name                                    Jurisdiction of Organization
----                                    ----------------------------

Inmet Corporation                       Michigan
KDI/Triangle Corporation                Michigan
Metelics Corporation                    California
Weinschel Corporation                   Michigan
DML Mircowave Limited                   England and Wales
MCE Europe, Inc.                        Michigan
MCE Manufacturing Corporation           Michigan
MCE Microwave Limited                   England and Wales
MCE Worldwide Corporation               Barbados
Solent Microwave Limited                England and Wales